Results of Special Meeting of Shareholders of Strong Discovery Fund II

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Discovery Fund II into the Wells Fargo Advantage Discovery Fund.


          For                  Against               Abstain

     5,827,871.227           271,645.464           487,335.333

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


         For                  Against                Abstain

    5,744,334.992           338,471.957            504,045.075

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


         For                  Against                Abstain

    5,773,295.296           329,264.183            484,292.545

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


         For                  Against               Abstain

    6,586,852.024                -                     -


Results of Special Meeting of Shareholders of Strong Mid Cap Growth Fund II

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Mid Cap Growth Fund II into the Wells Fargo Advantage Discovery Fund.


          For                  Against               Abstain

    11,115,802.330           396,933.498           811,131.214

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


         For                  Against                Abstain

    11,157,297.552          416,090.018            750,479.472

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


         For                  Against                Abstain

    11,143,541.562          435,573.540            744,751.940

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


         For                  Against                Abstain

    12,323,867.042               -                      -


Results of Special Meeting of Shareholders of Strong Multi Cap Value Fund II

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Multi Cap Value Fund II into the Wells Fargo Advantage Multi Cap Value Fund.


          For                  Against               Abstain

     2,036,177.929           77,494.727            184,956.476

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


         For                  Against                Abstain

    2,030,066.489            79,998.121            188,564.522

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


         For                  Against                Abstain

    2,040,603.997            91,805.363            166,219.772

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


         For                  Against                Abstain

    2,298,629.132                -                      -